UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 29, 2014 (December 22, 2014)

CHINA HOUSING & LAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Youyi Dong Lu, Han Yuan 4 Lou

Xi'An, Shaanxi Province, China

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

710054

(Zip Code)

86-029-82582632

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Failure to Satisfy a Continued listing Rule

On December 22, 2014, China Housing and Land Development, Inc. (the “Company”) received notice from the listing qualifications department staff of the NASDAQ Stock Market (“NASDAQ”) notifying the Company that for the last 30 consecutive business days the bid price of the Company’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of NASDAQ listing rule 5450(a)(1).

In accordance with listing rule 5810(c)(3)(A), the Company has 180 calendar days, or until June 20, 2015, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days (or such longer period of time as the NASDAQ staff may require in some circumstances, but generally not more than 20 consecutive business days) before June 20, 2015. In the event the Company does not regain compliance within this compliance period, it may still be eligible for an additional period to regain compliance under certain circumstances.

The Company intends to actively monitor the closing bid price of its common stock between now and June 20, 2015 and will evaluate available options to resolve the deficiency and regain compliance with the minimum bid price rule.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers.

On December 22, 2014, the board of directors (the “Board”) of the Company appointed Mr. Pingji Lu to serve as Chief Executive Officer , effective January 1, 2015. In accordance with the terms of the agreement between the Company and Mr. Xiaohong Feng, his term to serve as Chief Executive Officer will expire on December 31, 2014 and his position as Chief Executive Officer and employment will thus terminate on the same date.

Item 7.01 Regulation FD Disclosure.

On December 29, 2014, the Company issued a press release stating that the Company received notice from the NASDAQ that the Company failed to satisfy a continued listing rule. The press release is attached as Exhibit 99.1 to this report on Form 8-K.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Copy of News Release of the Company, dated December 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT, INC.

Dated: December 29, 2014	By:	/s/ Lu Pingji
Lu Pingji
Chairman of the Board